Exhibit 8
                              MIRO WEINER & KRAMER
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                    SUITE 100
                            500 NORTH WOODWARD AVENUE
                                  P.O. BOX 908
                      BLOOMFIELD HILLS, MICHIGAN 48303-0908
                            TELEPHONE (810) 646-2400
                            FACSIMILE (810) 646-2681




                                                                January 10, 1997




Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48304

Re:  Taubman Centers, Inc. (the "Company")

Gentlemen:

      Reference is made to the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about January 10, 1997, with respect to the offering by a selling shareholder of 6,160,215 shares of the Company's common stock (the "Registration Statement") and to the Prospectus included in the Registration Statement (the "Prospectus"). In our opinion, the discussion in the Prospectus under the caption "Federal Income Tax Considerations" accurately summarizes in all material respects the matters discussed. We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus.

                                          Very truly yours,

                                          /S/MIRO WEINER & KRAMER